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                                                                   EXHIBIT 99.10

                      FORM OF LETTER TO BENEFICIAL HOLDERS
                  REGARDING THE OFFER TO EXCHANGE ANY AND ALL
             OUTSTANDING 8 1/2% SENIOR SUBORDINATED NOTES DUE 2014
                                       OF
                        THE JEAN COUTU GROUP (PJC) INC.

                PURSUANT TO THE PROSPECTUS DATED [             ]

              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 5:00 P.M., NEW YORK CITY TIME, ON [             ] UNLESS EXTENDED
           BY THE JEAN COUTU GROUP (PJC) INC. IN ITS SOLE DISCRETION
                            (THE "EXPIRATION DATE").

                                                                  [            ]

To Our Clients:

    We are enclosing for your consideration a prospectus, dated [            ]
(the "Prospectus"), of The Jean Coutu Group (PJC) Inc. (the "Company"), and a related letter of transmittal (the "Letter of Transmittal") that together constitute the Company's offer to exchange (the "Exchange Offer") $1,000 principal amount of its 8 1/2% Senior Subordinated Notes Due 2014 ("Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding, unregistered 8 1/2% Senior Subordinated Notes Due 2014 issued on July 30, 2004 ("Outstanding Notes"), of which $850,000,000 aggregate principal amount is outstanding.

    We are forwarding the materials relating to the Exchange Offer to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender any or all such Outstanding Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal and other materials provided herewith before instructing us to tender your Outstanding Notes. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer.

    Your attention is directed to the following:

    1.  The Exchange Offer will expire at 5:00 p.m., New York City time, on
[            ], unless extended. Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    2. Outstanding Notes will be exchanged for Exchange Notes at the rate of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes validly tendered and not validly withdrawn on or prior to the Expiration Date. The Exchange Notes will bear interest from the last interest payment date on which interest was paid on the Outstanding Notes or, if no interest has been paid, from July 30, 2004. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and, therefore, will not have any transfer restrictions, will bear a different CUSIP number from the Outstanding Notes and will not entitle their holders to registration rights or rights to additional interest.
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    3.  Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange any Exchange Notes for, any Outstanding Notes not accepted for exchange prior to such termination.

    4. Any transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in the Prospectus and in Instruction 8 of the Letter of Transmittal.

    5. Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder:

        (a) is acquiring Exchange Notes in its ordinary course of business;

        (b) is not engaging in and does not intend to engage in a distribution of the Exchange Notes within the meaning of the Securities Act;

        (c) is not participating in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes within the meaning of the Securities Act;

        (d) is not an "affiliate" of the Company or the subsidiary guarantors, as such term is defined under Rule 405 of the Securities Act; and

        (e) the holder is not acting on behalf of any person who could not truthfully make these statements.

    To participate in the Exchange Offer, holders must represent to the Company that each of these statements is true. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, it must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

    If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing and returning to us the form entitled "Instruction to Registered Holders and DTC Participants From Beneficial Owner" that appears below. If you authorize a tender of your Outstanding Notes, the entire principal amount of Outstanding Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.
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             Instruction to Registered Holders and DTC Participants
                            From Beneficial Owner of
                   8 1/2% Senior Subordinated Notes Due 2014
                                       of
                        THE JEAN COUTU GROUP (PJC) INC.

    The undersigned hereby acknowledges receipt of the prospectus, dated
[            ] (the "Prospectus"), of The Jean Coutu Group (PJC) Inc. (the
"Company") and the letter of transmittal (the "Letter of Transmittal") that together constitute the Company's offer to exchange (the "Exchange Offer") $1,000 principal amount of its 8 1/2% Senior Subordinated Notes Due 2014 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding, unregistered 8 1/2% Senior Subordinated Notes Due 2014 issued on July 30, 2004 (the "Outstanding Notes"), of which $850,000,000 aggregate principal amount is outstanding.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

    The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

    $            of 8 1/2% Senior Subordinated Notes Due 2014.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / To TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

/ / To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

    $            of 8 1/2% Senior Subordinated Notes Due 2014.

/ / NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized:

    - to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that:

       - the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned;

       - the undersigned is not engaging in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act;

       - the undersigned does not have an arrangement or understanding with any person to participate in a distribution of such Exchange Notes;

       - the undersigned is not an "affiliate" of the Company or the subsidiary guarantors within the meaning of Rule 405 under the Securities Act;

       - if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

       - if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and
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         (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the
         Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

       - the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the "SEC") set forth in certain no-action letters;

       - the undersigned understands that a secondary resale transaction described in the previous bullet point and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC;

       - if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; provided, that by acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

       - the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations;

    - to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

    - to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

    The undersigned acknowledges that, if an executed copy of this Instruction is returned, the entire principal amount of Outstanding Notes held for the undersigned's account will be tendered unless otherwise specified above.

    The undersigned hereby represents and warrants that the undersigned
(i) owns the Outstanding Notes tendered, and is entitled to tender such Outstanding Notes and (ii) has full power and authority to tender, exchange, sell, assign and transfer the Outstanding Notes tendered hereby and to acquire the Exchange Notes issuable upon the exchange of such tendered Outstanding Notes, and that, when the same are accepted for exchange, the Company will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.
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                                   SIGN HERE

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
Name of Beneficial Owner(s) (please print):
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
Signature(s):
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
Address:
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
Telephone Number:
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
Taxpayer Identification Number or Social Security Number:
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
Date:
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